Exhibit 2.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Jan 25 2023 7:46AM Original ID: 2023-001213550

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is:

NileBuilt Corp.

II.	The name and physical address of the registered agent of the profit corporation is:

National Registered Agents, Inc. 2232 Dell Range Blvd Ste 200

Cheyenne, WY 82009

III.	The mailing address of the profit corporation is:

5910 Santa Fe Springs Drive Houston, TX 77041

IV.	The principal office address of the profit corporation is:

5910 Santa Fe Springs Drive Houston, TX 77041

V.	The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	1,500,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI.	The name and address of each incorporator is as follows:

Clemen Cunningham

1431 E McKinney Street Ste 130, Denton TX 76209

Signature:	Clemen Cunningham	Date: 01/25/2023

Print Name:	Clemen Cunningham

Title:	Incorporator/Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	(323) 799-1342

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	Iam the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Clemen Cunningham

☑	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑    I acknowledge having read W.S. 6-5-308.

Filer is:         ☑    An Individual            ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	Clemen Cunningham	Date: 01/25/2023

Print Name:	Clemen Cunningham

Title:	Incorporator/Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	(323) 799-1342

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

National Registered Agents, Inc., whose registered office is located at 2232 Dell Range Blvd Ste 200, Cheyenne, WY 82009, voluntarily consented to serve as the registered agent for NileBuilt Corp. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Clemen Cunningham	Date: 01/25/2023

Print Name:	Clemen Cunningham

Title:	Incorporator/Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	(323) 799-1342

STATE OF WYOMING

Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

NileBuilt Corp.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 25th day of January, 2023 at 7:46 AM.

Remainder intentionally left blank.

Secretary of State Filed Online By: Clemen Cunningham on 01/25/2023

Filed Date: 01/25/2023

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